                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                January 3, 2002
                                 Date of Report
                        (Date of earliest Event reported)

                          AMERICAN HOMESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

           TEXAS                                                  76-0070846
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)

2450 SOUTH SHORE BOULEVARD, SUITE 300, LEAGUE CITY TEXAS, 77573
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (281) 334-9700

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     As previously reported on Form 8-K filed on January 23, 2001, American Homestar Corporation (the "Company") and twenty-one (21) of its affiliates filed a voluntary petition for bankruptcy on January 11, 2001 under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The consolidated caption is In re American Homestar Corporation, et al, Case No. 01-80017-G3-11. Pursuant to the bankruptcy filing, the Company operates its business and manages its affairs as a debtor-in-possession.

     The Company met all of its filing obligations during the bankruptcy case and proposed a plan of reorganization for itself and its affiliates. After extensive negotiations, the Company filed its Third Amended Plan of Reorganization.

     The Company's Third Amended Plan of Reorganization was confirmed by the Bankruptcy Court on August 14, 2001 (the "Plan"). The Plan became effective on October 3, 2001 as to all twenty two entities that filed bankruptcy. The Plan is complex and provides for the treatment of 223 impaired classes of creditors and 44 unimpaired classes of creditors. The Plan did not substantively consolidate the various bankruptcy estates.

     The following is intended to be a broad summary of the Plan. It is not intended to be a substitute for a careful reading of the Plan. Any differences between the following summary and the actual Plan will be resolved in favor of the specific terms of the Plan.

     CONTINUED OPERATIONS. Pursuant to the Plan, the Company (operating through various subsidiaries) was authorized to continue in business. The Company intends to maintain ongoing business operations primarily in the States of Texas, Louisiana, Oklahoma, New Mexico, Arkansas and Colorado, with a substantial predominance in Texas. The Company intends to maintain its manufacturing facilities located in North Texas and to operate approximately 45 retail store operations. Moreover, through affiliated entities which are not in bankruptcy, the Company intends to maintain its transportation, insurance and finance lines of business.

     MANAGEMENT. The Plan contemplates a five member board of directors. The initial five member board was comprised of James Boles, Richard Grasso, Deborah Midanek, Finis Teeter, and Ronald Wuensche. On November 30, 2001, Mr. Wuensche and Mr. Boles resigned from the board. The Plan provides for the selection of replacement board members. Finis F. Teeter serves as President and Chief Executive Officer of the Company.

     TREATMENT OF EQUITY. Pursuant to the Plan, all shares and rights to shares of stock in the Company were cancelled as of the Effective Date. Pursuant to the exemption set forth in Section 1145 of the Bankruptcy Code, the Company will issue new shares of stock to persons holding allowed unsecured claims in the Company's bankruptcy case. The Company anticipates that such shares will be distributed beginning in April, 2001 and that the distribution will continue on an incremental basis as the Bankruptcy Court enters orders allowing and disallowing claims that have been filed in the Company's bankruptcy case.

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The Plan provides that up to one third of the Company's newly issued shares can be awarded to management under an incentive program established pursuant to the Plan.

     TREATMENT OF ADMINISTRATIVE AND PRIORITY CLAIMS (OTHER THAN TAX CLAIMS). The Bankruptcy Code sets forth various types of claims that are entitled to priority treatment. These include, among others, the costs of administration incurred during the bankruptcy case, certain consumer claims and certain employee claims. Those claims in these categories that are allowed by the Bankruptcy Code are paid in cash and in full.

     TAX CLAIMS. The Bankruptcy Code allows certain tax claims to be paid over a period of up to 72 months following the date of the assessment of those taxes. The Plan authorizes the Company and its subsidiaries to pay tax claims over a period of up to 60 months, with interest.

     UNSECURED CLAIMS. Holders of unsecured claims were given varying options depending upon the entity owing the unsecured claim. In general, most holders of claims were allowed to accept a small payment in cash (typically 10-20% of the amount of their claim, not to exceed between $1,000 and $2,000). Certain of the affiliated entities contemplate that they will discontinue doing business under the terms of the Plan. Holders of unsecured claims against those entities were typically given an option to defer payment for three years until the liquidation value of the subsidiary was determined. Very few creditors elected this option. The typical holder of an unsecured claim received common stock in the reorganized company. The stock was issued solely by American Homestar Corporation, without regard to the entity actually owing the Claim.

     MISCELLANEOUS SECURED CLAIMS. The Company (or the affiliated company) was given the option to return the collateral for secured claims or to pay secured claims over an extended period of time, with interest.

     SECURED CLAIMS BY PRIMARY LENDER. The Company and several of the subsidiary companies entered into a new financing arrangement with the Company's principal secured lender. The arrangement provided for substantial debt forgiveness by the secured lender and for the extension of a 36 month loan by the secured lender. The new loan is secured by substantially all of the Company's inventory and real estate and by certain other assets (including certain specified cash deposits). Although the amount of the loan varies based on various covenants and lending requirements, the Company anticipates that the loan has a maximum potential advancement of $38 million. In addition to the loan referenced in the preceding portion of this paragraph, the secured lender issued certain other shorter term loan accommodations to provide for the acquisition of certain specified inventory by the Company or its affiliates. A draft copy of the various lending agreements was submitted to the Bankruptcy Court and approved at the Company's confirmation hearing.

     The Plan was confirmed by a confirmation order which was entered on August 14, 2001. A copy of the confirmation order is attached hereto as Exhibit "A". A copy of the Plan is attached hereto as Exhibit 99.2.



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ITEM 5. OTHER EVENTS.

     The Company is required to file Monthly Operating Reports with the United States Trustee and the Bankruptcy Court pursuant to Bankruptcy Rule 2015. These Monthly Operating Reports include Schedules of Assets and Liabilities and Statements of Financial Affairs. The Company previously filed such Monthly Operating Reports on Form 8-K filed on July 17, 2001 (File No. 000-24210). The Monthly Operating Report for the month ended September 30, 2001 which is attached hereto, contains cumulative financial information for the months ended January 31, 2001 through September 30, 2001. The Company is filing its most recent Monthly Operating Report with the Commission under cover of Form 8-K in lieu of filing quarterly reports on Form 10-Q or annual reports on Form 10-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

         99.1  Monthly Operating Report for the month ended September 30, 2001.

         99.2 American Homestar Corporation's Third Amended Plan of Reorganization.

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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AMERICAN HOMESTAR CORPORATION

                                       /s/ CRAIG A. REYNOLDS
                                       -----------------------------------------
                                       By: Craig A. Reynolds
                                       Title: Secretary

DATE: January 7, 2002

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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

 99.1          Monthly Operating Report for the month ended September 30, 2001.

 99.2          American Homestar Corporation's Third Amended Plan of Reorganization.